Exhibit 8.2

27 May 2002

Direct Line:
Platinum Underwriters Holdings, Ltd. 441 299 4918
	Clarendon House E-MAIL:	2 Church Street cgcollis@cdp.bm
Hamilton OUR REF: CGC/ns/m.324327/docs.32633 Bermuda.YOUR REF:

Dear Sirs

Platinum Underwriters Holdings, Ltd. (the "Company")

        We have acted as special legal counsel to Platinum Underwriters Holdings, Ltd., a Bermuda corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-1 No.333-86906, including amendment Nos. [    ] (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act") related to the offering of 40,000,000 common shares (the "Common Shares") of Platinum Underwriters Holdings, Ltd. (the "Offering").

For the purposes of giving this opinion, we have examined an electronic copy of the Registration Statement (but not any of the Schedules or Exhibits attached thereto or documents incorporated by reference).

We have also reviewed the memorandum of association and the amended and restated bye-laws of the Company, each certified by the Secretary of the Company and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose set out above and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, the statements under the captions "Transaction of the Company, Platinum US, Platinum UK, Platinum Bermuda and Platinum Ireland—Bermuda" and "Taxation of Shareholders—Bermuda Taxation" in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Bermuda law, are accurate in all material respects and such statements constitute our opinion.

We hereby consent to the filing of this opinion with the SEC and as an exhibit to the Registration Statement and to the references to this Firm in the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, accordingly we do not admit to being an expert within the meaning of the Securities Act.

Yours faithfully

CONYERS DILL & PEARMAN